                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
   / /     Preliminary proxy statement
   /X/     Definitive proxy statement
   / /     Definitive additional materials
   / /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

_____________________________TEXAS INDUSTRIES, INC._____________________________
                (Name of Registrant as Specified In Its Charter)

___________________________ROBERT C. MOORE, SECRETARY___________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   /X/     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
   / /     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   / /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
   (1)     Title of each class of securities to which transaction applies:
- - - ----------------------------------------------------------------------------------------------
   (2)     Aggregate number of securities to which transaction applies:
- - - ----------------------------------------------------------------------------------------------
   (3)     Per unit price or other underlying value of transaction computed pursuant to
           Exchange Act Rule 0-11:(1)
- - - ----------------------------------------------------------------------------------------------
   (4)     Proposed maximum aggregate value of transaction:
- - - ----------------------------------------------------------------------------------------------
   / /     Check  box  if any  part of  the fee  is offset  as provided  by Exchange  Act Rule
           0-11(a)(2)  and  identify  the  filing  for  which  the  offsetting  fee  was  paid previously.  Identify the previous filing by  registration statement number, or the form or schedule and the date of its filing.
   (1)     Amount previously paid:
- - - ----------------------------------------------------------------------------------------------
   (2)     Form, schedule or registration statement no.:
- - - ----------------------------------------------------------------------------------------------
   (3)     Filing party:
- - - ----------------------------------------------------------------------------------------------
   (4)     Date filed:
- - - ----------------------------------------------------------------------------------------------

- - - ------------------------
(1) Set forth the amount of which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                                                                 August 29, 1994

DEAR SHAREHOLDER:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Texas Industries, Inc., to be held at 9:30 A.M. Central Daylight Time, on Tuesday, October 18, 1994, at The Ballpark in Arlington, 1000 Ballpark Way, Arlington, Texas.

    The following Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, we will also report on the operations of the Company. Our 1994 Annual Report accompanies this Proxy Statement.

    It is important that your shares be represented at the Meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card.

    If you arrive early, you are invited to have coffee and meet informally with the Directors.

                                                        Sincerely,
                                                     ROBERT D. ROGERS
                                                        PRESIDENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 18, 1994

    The   Annual  Meeting  of  Shareholders   of  Texas  Industries,  Inc.  (the
"Company"), will be held at The Ballpark in Arlington, 1000 Ballpark Way, Arlington, Texas, on Tuesday, October 18, 1994, at 9:30 A.M. (C.D.T.) for the following purposes:

        1.  To elect two (2) Directors to terms expiring in 1997.

        2. To transact such other business that may properly come before the Meeting or any adjournment thereof.

    Only Shareholders of record at the close of business on August 22, 1994, will be entitled to vote at the meeting. A list of such Shareholders will be open to the examination of any Shareholder during ordinary business hours for a period of ten days prior to the meeting, at the Executive Offices of the Company at 7610 Stemmons Freeway, Dallas, Texas.

    While you are encouraged to attend the meeting, you are requested to date, sign and return promptly the accompanying proxy in the enclosed envelope provided for that purpose.

                                           By Order of the Board of Directors,
                                                     ROBERT C. MOORE
                                                        SECRETARY

Dallas, Texas
August 29, 1994

                                     [LOGO]

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 18, 1994

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Texas Industries, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form for exercise at the Annual Meeting of Shareholders of the Company to be held on October 18, 1994, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent to Shareholders is August 29, 1994.

    The cost of soliciting proxies in the accompanying form has been, or will be, borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit proxies personally, by telephone or telegrams from some Shareholders, if proxies are not promptly received. In addition, the Company has retained Chemical Banking Corporation to assist in the solicitation of proxies at a cost of $5,000 plus reasonable out-of-pocket expenses.

                      OUTSTANDING VOTING STOCK AND QUORUM

    The outstanding voting securities of the Company as of August 22, 1994, were 12,491,090 shares of the Common Stock of the Company and 5,976 shares of the $5 Cumulative Preferred Stock of the Company. Each share is entitled to one vote. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding voting securities of the Company is necessary to constitute a quorum to transact business.

                                VOTING OF PROXY

    The proxy enclosed is designed to permit each Shareholder of record at the close of business on August 22, 1994, to vote at the Annual Meeting and at any adjournments thereof. Shares cannot be voted at the meeting unless the owner is present or represented by proxy. Any proxy may be revoked prior to the voting by notice in writing to the Secretary of the Company at the address stated above. The shares represented by any unrevoked proxy in the accompanying form, if such proxy is properly executed and returned, will be voted in accordance with the specifications made thereon, or in the absence of such specifications, in accordance with the Board of Directors' recommendations.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of any class of voting stock of the Company as of August 5, 1994.

                                                                          AMOUNT AND NATURE
                NAME AND ADDRESS                        TITLE OF            OF BENEFICIAL        PERCENT
               OF BENEFICIAL OWNER                      SECURITY              OWNERSHIP          OF CLASS
- - - -------------------------------------------------  -------------------  ---------------------  ------------
Co-Steel, Inc.                                        Common Stock          1,216,652 shares(1)        9.7%
Scotia Plaza
40 King Street West
Suite 5010
P.O. Box 130
Toronto, Ontario, Canada
M5H3Y2
Dietche & Field Advisors, Inc.                        Common Stock            814,000 shares(2)        6.5%
437 Madison Avenue
New York, NY 10022
FMR Corp.                                             Common Stock          1,245,900 shares(3)       10.0%
82 Devonshire Street
Boston, Massachusetts 02109
Trimark Investment Management, Inc.                   Common Stock            752,835 shares(4)        6.0%
Scotia Plaza
40 King Street West
Suite 5200
Toronto, Ontario, Canada M5H3Z3
Gerald R. Heffernan                                   $5 Cumulative             2,500 shares         41.8%
22 St. Clair Avenue E., Suite 1700                   Preferred Stock
Toronto, Ontario, Canada M4T2S3
Sally M. Eldredge (Mrs.)                              $5 Cumulative               315 shares          5.3%
P.O. Box 539                                         Preferred Stock
Newport, New Hampshire 03773
KINSAT                                                $5 Cumulative               551 shares          9.2%
Bankers Trust Co.                                    Preferred Stock
P.O. Box 704
Church Street Station
New York, New York 10015
John C. McCrillis                                     $5 Cumulative               315 shares          5.3%
P.O. Box 458                                         Preferred Stock
Newport, New Hampshire 03773
Merrill Lynch, Pierce                                 $5 Cumulative             1,213 shares         20.2%
 Fenner and Smith, Inc.                              Preferred Stock
P.O. Box 12006
Newark, New Jersey 07101

- - - ------------------------
(1) Robert D. Rogers, Gordon E. Forward and Richard M. Fowler have sole voting power as co-trustees under a Voting Trust which expires August 29, 1995, and Co-Steel, Inc. has sole dispositive power.
(2) Based on Schedule 13G dated March 11, 1994 which indicates that Dietche & Field Advisors, Inc. has sole voting and dispositive power over 814,000 shares.
(3) Based on Schedule 13G dated June 6, 1994 which indicates that FMR Corp. has sole voting power over 48,900 shares and sole dispositive power over 1,245,900 shares.
(4) Based on Amendment 4 to Schedule 13G dated February 12, 1993 which indicates that Trimark Investment Management, Inc. has sole voting and dispositive power over 752,835 shares.

                             ELECTION OF DIRECTORS

    The bylaws of the Company provide for a board of not less than three nor more than twenty-one directors with the actual number to serve at any time to be determined by resolution of the board. The bylaws further provide that the board shall be divided into three classes, each class being as nearly equal in number as possible. The three classes have staggered terms of three years. The terms of office of two of the Directors expire at this Annual Meeting and the proxies solicited hereby cannot be voted for a greater number of persons than the two nominees named below. Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees named below, each of which is presently a Director of the Company. Directors are elected by plurality vote. If any of the nominees named should not be available for election as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

NOMINEES FOR DIRECTORS

    The following are nominees for election as directors of the Company for a term of office expiring at the Annual Meeting of Shareholders in 1997 or until their respective successors shall have been elected and qualified.

                                                                                                      SERVED AS     PROPOSED
                                                            PRINCIPAL OCCUPATION                      DIRECTOR       TERM TO
           NAME                  AGE                       DURING PAST FIVE YEARS                       SINCE        EXPIRE
- - - ---------------------------      ---      --------------------------------------------------------  -------------  -----------
Gordon E. Forward..........          58   President and Chief Executive Officer of Chaparral Steel        1991           1997
                                           Company(a)
Ralph B. Rogers............          84   Chairman of the Board of Directors of the Company(b)            1951           1997

CONTINUING DIRECTORS

    The term of office for each of the continuing directors expires at the Annual Meeting of Shareholders to be held in the year indicated below, or until his or her successor shall have been elected and qualified.

                                                                                                      SERVED AS
                                                            PRINCIPAL OCCUPATION                      DIRECTOR       TERM TO
           NAME                  AGE                       DURING PAST FIVE YEARS                       SINCE        EXPIRE
- - - ---------------------------      ---      --------------------------------------------------------  -------------  -----------
Robert D. Rogers...........          58   President and Chief Executive Officer of the                    1970           1995
                                           Company(b)(c)
Ian Wachtmeister...........          61   Chairman and Chief Executive Officer of The Empire, AB,         1977           1995
                                           Stockholm, Sweden
Gerald R. Heffernan........          75   President, G.R. Heffernan Associates, Ltd., Toronto,            1986           1995
                                           Ontario, Canada, since April 1990; Chairman of the
                                           Board of Co-Steel Inc., Toronto, Ontario, Canada, from
                                           January 1987 to April 1990; Director, Chaparral Steel
                                           Company
Robert Alpert..............          62   Chairman of the Board of Alpert Investment Corporation,         1975           1996
                                           a financial services, real estate investment and
                                           development firm, Dallas, Texas(c)
Richard I. Galland.........          78   Attorney at Law since January 1991; Of Counsel, Jones,          1974           1996
                                           Day, Reavis and Pogue, a law firm, Dallas, Texas(d)

- - - --------------------------
(a)  Mr. Forward  is a  member of  the  Board of  Directors of  Chaparral  Steel
     Company.
(b)  Mr. Robert D. Rogers is the son of Mr. Ralph B. Rogers.
(c) Messrs. Alpert and Rogers are members of the Board of Directors of Consolidated Freightways, Inc. and Chaparral Steel Company.
(d)  Mr. Galland is a member of the Board of Directors of D.R. Horton, Inc.

                BOARD COMMITTEES, MEETINGS, ATTENDANCE AND FEES

    The Board of Directors has an Audit Committee and a Compensation Committee and the full Board of Directors acts in lieu of a Nominating Committee. The Company's Compensation Committee, composed during the last fiscal year of Directors Galland, Alpert and Forward, met once during the year. The Compensation Committee recommends and approves the salaries of top management of the Company and all stock option awards to key employees of the Company and its subsidiaries. Its actions are subject to the review and approval of the Board of Directors.

    The Company's Audit Committee, composed during the last fiscal year of Directors Alpert, Heffernan and Wachtmeister, met twice with the independent public accountants during the year. The Audit Committee reviews the scope, plan and results of the annual audit with the independent auditors; approves and ratifies each professional service provided by the independent auditors; considers the independence of the auditors; and reviews and approves all non-audit fees paid to the independent auditors.

    The Board, acting in lieu of a Nominating Committee, will consider nominees for directors recommended by shareholders. Communications to the Board may be addressed in care of the Company's Secretary at the Company's Executive Offices.

    The Board of Directors met four times during the last fiscal year. Each director attended more than 75 percent of the meetings of the Board of Directors and the meetings of the committees on which he served.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company currently receive $15,000 per year plus $1,000 for each day that a Board or Committee Meeting is attended. Under a deferred compensation arrangement, such amount may be deferred in whole or in part at the election of the Director. Compensation so deferred is denominated in shares of the Company's Common Stock determined by reference to the average market price during the thirty (30) trading days prior to the date of the arrangement. Dividends are credited to the account in the form of common stock at a value equal to the fair market value of the stock on the date of payment of such dividend. The Company also reimburses Directors for travel, lodging and related expenses they may incur in attending Board and Committee meetings.

OTHER TRANSACTIONS

    No reportable transactions occurred between the Company and any director, nominee for director, officer or any affiliate of, or person related to, any of the foregoing since the beginning of the Company's last fiscal year (June 1, 1993).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised exclusively of Directors who are not officers or employees of the Company. Mr. Forward is President, Chief Executive Officer and Director of Chaparral Steel Company, 81%-owned by the Company. The President of the Company serves on the Compensation Committee of Chaparral Steel Company. No other executive officer of the Company serves or has served on the Compensation Committee or as a director of another company, one of whose executive officers serves as a member of the Compensation Committee or as a director of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of August 5, 1994, the approximate number of shares of Common Stock of the Company and common stock of Chaparral Steel Company ("Chaparral") beneficially owned by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group.

                                                                                        COMPANY              CHAPARRAL
                                                                                     COMMON SHARES         COMMON SHARES
                                                                                  -------------------   -------------------
                                                                                  BENEFICIALLY          BENEFICIALLY
                                                                                    OWNED**      %(1)     OWNED**      %(2)
                                                                                  ------------   ----   ------------   ----
Robert Alpert...................................................................      3,555(3)    *         1,000       *
Melvin G. Brekhus...............................................................      5,112(3)    *          None       *
Gordon E. Forward...............................................................     52,974(3)    *        89,100(4)    *
Richard M. Fowler...............................................................     41,332(3)    *        36,100(4)    *
Richard I. Galland..............................................................      8,807(3)    *         3,000       *
Gerald R. Heffernan(5)(6).......................................................    111,000(3)    *          None       *
Robert C. Moore.................................................................     13,167(3)    *        16,600(4)    *
Ralph B. Rogers(7)..............................................................     32,434       *         5,000       *
Robert D. Rogers(8).............................................................    149,320(3)   1.2%     106,800(4)    *
Tommy A. Valenta................................................................      4,950(3)    *          None       *
Ian Wachtmeister(9).............................................................      3,371(3)    *          None       *
All Directors and Executive Officers as a
 Group (10 Persons).............................................................    451,503(3)   3.6%     259,650(4)    *

- - - ------------------------
 * Represents less than one percent (1%) of the total number of shares outstanding.
 ** Except as indicated in the notes below, each person has the sole voting and investment authority with respect to the shares set forth in the above table.
(1) Based on the sum of (i) 12,490,749 shares of Common Stock, which on August 5, 1994, was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.
(2) Based on the sum of (i) 29,679,900 shares of common stock, which on August 5, 1994, was the approximate number of shares outstanding, and (ii) the number of shares subject to options exercisable by such person(s) within 60 days of such date.
(3) Includes, with respect to such person(s), shares of Common Stock subject to options exercisable within 60 days of August 5, 1994, as follows: Robert D. Rogers, 20,000 shares; Robert Alpert, 1,000 shares; Melvin G. Brekhus, 4,600 shares; Gordon E. Forward, 5,490 shares; Richard M. Fowler, 9,300 shares; Richard I. Galland, 1,000 shares; Gerald R. Heffernan, 1,000 shares; Robert C. Moore, 8,300 shares; Tommy A. Valenta, 4,600 shares; Ian Wachtmeister, 1,000 shares; and all Directors and Executive Officers as a group, 74,490 shares.
(4) Includes, with respect to such person(s), shares of common stock subject to options exercisable within 60 days of August 5, 1994, as follows: Gordon E. Forward, 74,000 shares; Richard M. Fowler, 35,000 shares; Robert C. Moore, 16,000 shares; Robert D. Rogers, 66,000 shares; and all Directors and Executive Officers as a group, 193,000 shares.
(5) Mr. Heffernan owns 2,500 shares of $5 Preferred Stock, approximately 41.8% of the class outstanding. See Security Ownership of Certain Beneficial Owners.
(6) The wife of Mr. Heffernan owns 971 shares of Common Stock as to which he disclaims beneficial ownership.
(7) The wife of Mr. Rogers owns 5,214 shares of Common Stock, as to which he disclaims beneficial ownership.
(8) The wife of Mr. Rogers owns 4,000 shares of Chaparral common stock, as to which he disclaims beneficial ownership.
(9)  Includes 100 shares of Common Stock owned by the wife of Mr. Wachtmeister.

                             EXECUTIVE COMPENSATION

    There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1994, 1993 and 1992, of those persons who were, at May 31, 1994,
(i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                    -------------------------------------------
                                             ANNUAL COMPENSATION                                      PAYOUTS
                                                                                        AWARDS       ----------      ALL OTHER
NAME AND                                     --------------------                    -------------      LTIP       COMPENSATION
PRINCIPAL POSITION                     YEAR  SALARY($)   BONUS($)   CLASS OF STOCK   STOCK OPTIONS   PAYOUTS($)         ($)
- - - -------------------------------------  ----  ---------   --------   --------------   -------------   ----------   ---------------
Robert D. Rogers(1) .................  1994   631,916      -0-         Company          -0-             -0-            22,635(4)
 President and Chief Executive                                        Chaparral
 Officer                               1993   567,696      -0-         Company          -0-             -0-            22,501
                                                                      Chaparral
                                       1992   519,024      -0-         Company          -0-             -0-            22,476
                                                                      Chaparral

Richard M. Fowler(2) ................  1994   190,000     43,130       Company          16,500          38,000          3,600(4)
 Vice President -- Finance                                            Chaparral
                                       1993   180,000     43,200       Company          -0-             -0-             7,841
                                                                      Chaparral
                                       1992   180,000      -0-         Company          -0-             -0-             3,600
                                                                      Chaparral         25,000

Melvin G. Brekhus ...................  1994   140,000     31,780       Company          -0-             28,000          3,892(4)
 Vice President -- Cement Production   1993   118,333     28,400       Company           8,000          -0-             3,787
                                       1992   110,000      -0-         Company          -0-             -0-             3,591

Tommy A. Valenta ....................  1994   135,000     30,645       Company          -0-             27,000          2,746(4)
 Vice President -- North Texas         1993   112,500     27,000       Company           8,000          -0-             2,700
 Concrete/Cement Marketing             1992   100,000      -0-         Company          -0-             -0-             2,436

Robert C. Moore(3) ..................  1994   130,000     29,510       Company          11,500          26,000          3,200(4)
 Vice President, General Counsel and                                  Chaparral
 Secretary                             1993   120,000     28,800       Company          -0-             -0-             3,120
                                                                      Chaparral
                                       1992   120,000      -0-         Company          -0-             -0-             3,185
                                                                      Chaparral         15,000

- - - ------------------------------

(1) Mr. Rogers is Chairman of the Board of Chaparral and participates in its stock option program.

(2) Mr. Fowler also serves as Senior Vice President -- Finance of Chaparral and participates in Chaparral's profit sharing, stock option and performance share programs. During 1993, he received no profit sharing payout. During 1994 and 1992, he received profit sharing payouts of $19,038 and $10,197, respectively. In 1994, 1993 and 1992, he received increments of profit sharing earned in 1989 but deferred, $309, $8,071 and $1,210, respectively. Under the performance share program, he received dividends of $1,422 and $2,612 in 1994 and 1992, respectively, and vested performance shares in the amount of $68,108 were redeemed in 1993.

(3) Mr. Moore also serves as Vice President, General Counsel and Secretary of Chaparral and participates in its profit sharing and stock option programs. During 1993, he received no profit sharing payouts. During 1994 and 1992, he received profit sharing payouts of $13,026 and $6,798 respectively.

(4) Vested and non-vested portion of amounts contributed and allocated by employer to employee benefit plans.

    On June 1, 1993, the Company entered into a three-year employment contract with Mr. Robert D. Rogers, its President and chief executive officer. The contract provides for a base salary of $300,000 plus an annual award of 10,816 shares of Common Stock, or the market value thereof. The contract also provides for an annual incentive award equal to one percent of the Company's before tax consolidated net income if such net income for the fiscal year equals 20% or more of the average common shareholders equity for such year and an additional one percent of such consolidated net income which is in excess of 20% of the average common shareholders equity for such year.

    The Company offers a Financial Security Plan for substantially all of its senior managerial and executive employees, including officers of its subsidiaries. The Plan includes disability benefits under certain circumstances and death benefits payable to beneficiaries for a period of ten years or until the participant would have attained age 65, whichever last occurs. Participants who retire at or after attaining age 65 (age 60 in the case of executive officers) will be entitled to a supplemental retirement benefit. In the event of termination of employment under certain circumstances following a change in control (as defined in the Plan), a participant will be deemed to be fully vested in any supplemental retirement benefit, without reduction, provided by the Plan.

1994 STOCK OPTION GRANTS

    The following table sets forth certain information concerning options granted during the fiscal year ended May 31, 1994 to each executive officer named in the Summary Compensation table under the Company's stock option plans.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE OF ASSUMED
                                                 % OF TOTAL                               ANNUAL RATES OF STOCK
                                                  OPTIONS      EXERCISE                    PRICE APPRECIATION
                                     NO. OF      GRANTED TO     OR BASE                   FOR OPTION TERM(%)(2)
                        CLASS OF    OPTIONS     EMPLOYEES IN   PRICE PER    EXPIRATION    ---------------------
NAME                      STOCK    GRANTED(1)       1994       SHARES($)       DATE       0%     5%       10%
- - - ----------------------  ---------  ----------   ------------   ---------   -------------  ---  -------  -------
Robert D. Rogers......   Company      --           --            --             --        --     --       --
Richard M. Fowler.....   Company     16,500        18.9%       24.0625     July 14, 2003  -0-  249,691  632,766
Melvin G. Brekhus.....   Company      --           --            --             --        --     --       --
Tommy A. Valenta......   Company      --           --            --             --        --     --       --
Robert C. Moore.......   Company     11,500      13.2%         24.0625     July 14, 2003  -0-  174,027  441,018

- - - ------------------------
(1) Options become exercisable in annual installments beginning one year from the date of grant.

(2) The dollar amounts under these columns are the result of calculation at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of the Company stock. The Company did not use an alternative formula for a grant date value as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND YEAR-END VALUES

    The following table provides information concerning each option exercised during the 1994 fiscal year ended May 31, 1994 by each of the named executive officers and the value of unexercised options held by such executive officer on May 31, 1994.

                                                                                                        VALUE OF
                                                                                   NUMBER OF           UNEXERCISED
                                                                                  UNEXERCISED         IN-THE-MONEY
                                                                               OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                                      NUMBER OF                     YEAR END           YEAR END(1)
                                                       SHARES                  ------------------  -------------------
                                         CLASS OF    ACQUIRED ON     VALUE        EXERCISABLE/        EXERCISABLE/
NAME                                      STOCK       EXERCISE    REALIZED($)    UNEXERCISABLE        UNEXERCISABLE
- - - -------------------------------------  ------------  -----------  -----------  ------------------  -------------------
Robert D. Rogers.....................  Company           56,243      473,044     20,000/30,000       358,700/538,050
                                       Chaparral            -0-       --         66,000/24,000             --
Richard M. Fowler....................  Company           16,872       87,980      4,000/22,500       37,260/193,046
                                       Chaparral            -0-       --         35,000/15,000             --
Melvin G. Brekhus....................  Company              -0-       --          2,000/11,000       18,630/103,425
Tommy A. Valenta.....................  Company              -0-       --          2,000/11,000       18,630/103,425
Robert C. Moore......................  Company              -0-       --          4,000/17,500       37,260/151,484
                                       Chaparral            -0-       --          16,000/9,000             --

- - - ------------------------
(1) Computed based upon the difference between aggregate fair market value and aggregate purchase price.

PERFORMANCE GRAPH

    The Company has two major business segments -- a cement/concrete segment operating under Texas Industries, Inc., and a steel segment operating under Chaparral Steel Company, an 81%-owned subsidiary of the Company. The Company's consolidated financial statements include the accounts of Chaparral. The following chart compares the Company's cumulative total stockholder return on its Common Stock for the five-year period ended May 31, 1994, with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index (the "S&P Stock"), the Standard & Poor's Steel Index (the "S&P Steel Group") and a Cement Peer Group comprised of the Giant Group, Ltd., LaFarge Corporation, Lone Star Industries, Inc., Medusa Corp. and Southdown, Inc. (the "Cement Peer Group"). These comparisons assume the investment of $100 on May 31, 1989 and the reinvestment of dividends.

                             TEXAS INDUSTRIES, INC.
                              FISCAL YEAR-END 1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             Texas Industries,
                   Inc.            S&P 500   S&P Steel Group    Cement Peer Group
1989                100              100          100                  100
1990                 74              117           95                  115
1991                 72              130           86                   85
1992                 81              143           99                   97
1993                 78              160          149                   99
1994                111              166          168                  137

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed of three non-employee directors. The Committee establishes the general compensation policies of the Company and the compensation plans for executive officers. It also administers the Company's Stock Option Plan. The Company's Benefit plans, such as the Company's Retirement Plan and group insurance plan, are administered by the Company's Human Resources Department.

    GENERAL. The objective of the Company's management compensation program is to (i) attract and retain highly qualified and productive individuals; (ii) motivate such individuals; and (iii) align their interests with those of the Company's shareholders by building long-term value and thereby improving the return to the Company's shareholders. The program provides for competitive base salaries, annual bonus opportunities, long-term incentives in the form of a rolling three-year incentive plan, stock options and competitive benefits including health, life and disability insurance, vacation, a Financial Security Plan and a savings and defined contribution retirement plan. Typically, executives receive annual performance reviews. Such reviews cover considerations such as revenue generated, operating profit, return on assets, cost improvements, operational efficiency, safety, customer service, and cooperation with other employees, depending on the responsibilities of the executive. Only the Chief Executive Officer of the Company is subject to an employment agreement. All other executives are employed as employees at will.

    COMPENSATION ELEMENTS. The executive officers' total compensation opportunities consist of three basic elements -- salaries, annual incentives and long-term incentives. Annual and long-term incentives are a significant portion of total compensation and are strongly linked to financial performance.

    SALARIES. Approximately 45% of the total compensation opportunity for an executive other than the chief executive is composed of salary. Salaries of the Company's executive officers are determined by the chief executive officer within the general compensation policies established by the Committee. Subjective criteria, such as the impact the executive has on the Company, the skills and experience required by the job, individual performance and internal equities are considered in determining salary levels. Quantitative relative weights are not assigned to the different criteria nor is a mathematic formula followed. Salaries are also reviewed periodically and compared to industry and geographic salary surveys to assure that they are in line with competitive market levels. During the year, the salaries of the Vice President -- Cement Production and the Vice President -- North Texas Concrete/ Cement Marketing were increased to what was considered to be an appropriate level based on the criteria mentioned above. Also during the year, the Company eliminated certain perquisites and adjusted the compensation of the affected executives accordingly. The Company may at times suspend or limit salary increases when operating performance of the Company will not support such increases.

    ANNUAL INCENTIVES. For fiscal year 1994, the Company adopted business unit incentive plans for executives and employees (other than the chief executive officer and those participating in production incentive plans) of the Company's cement/concrete segment. The primary criterion for incentive payments under the plan was the achievement of specified levels of rate of return on assets for each of the four business units, and overall for the entire segment, with a threshold level below which no incentives were paid. Target incentive levels are not established for individual executives, rather they are the same for all executives to foster a team based approach. In 1994, the threshold levels were exceeded by three of the four business units and by the entire cement/concrete segment enabling executive officers to earn an annual incentive equal to 22.7% of their salaries. Approximately 10% of the total compensation opportunity for an executive is based on an annual incentive.

    LONG-TERM INCENTIVES. Long-term incentives are provided under a rolling three-year executive incentive plan and the Company's stock option plan. The Compensation Committee annually recommends for Board of Directors approval an executive incentive plan for the ensuing three fiscal years of the Company. To realize an annual incentive award under the plan, the Company must reach or surpass a return on assets threshold for the cement/concrete segment for the three-year period. If the minimum three-year threshold is reached, an executive can earn an incentive award ranging from 10% to 120% or more of the executive's base salary, based on the rate of return on assets achieved and the recommendation of the chief executive officer based on this subjective evaluation of the executive's individual performance. The Committee believes that the rolling three-year plans focuses plan participants on growth and profitability for the Company. The return on asset threshold established by the Committee for the rolling three years ending with the Company's 1994 fiscal year was achieved and the Company's executive officers were awarded incentive payments equal to 20% of their salaries.

    The Committee believes that ownership of the Company's stock is an important element of its executive compensation program. When granted under the Company's Stock Option Plan, stock options have exercise prices of not less than 100% of the fair market value of the Company's Common Stock, on the date of grant, become exercisable 20% after one year, 40% after two years, 60% after three years, 80% after four years and 100% five years after grant, and all expire not more than ten years after grant. Unlike cash, the value of a stock option award will not be immediately realized and will be dependent on the market value of the Common Stock in the future; thus, the option not only provides the executive an incentive for years after it has been awarded but ties this incentive program directly into increasing shareholder value. Stock options also strengthen the ability of the Company to attract, motivate and retain executives of superior capability required to achieve the Company's business objectives in an intensely competitive environment. Options are granted under guidelines established under the general compensation policies of the Company. An executive is targeted to have between two to four times annual salary in accumulated options priced at the time of grant. Approximately 45% of the executive officer's total compensation opportunity consists of long-term incentives.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The Chief Executive Officer's compensation was established after a review of the salaries of chief executive officers of similar companies in the Company's lines of business and on other companies of comparable sales and capitalization, and contains both a base component and an incentive based on the consolidated results of the Company's steel and cement/concrete business segments. The Chief Executive Officer did not earn an incentive award in fiscal year 1994. The Chief Executive Officer's base compensation was higher in 1994 than 1993 because of the difference in the market value of the stock component of his base compensation.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code generally limits the corporate deduction to $1 million for compensation paid to a person who on the last day of fiscal years beginning on or after January 1, 1994 is either the Chief Executive Officer or among the four most highly compensated officers other than the Chief Executive Officer, except for qualified performance-based compensation. The Company's Stock Option Program currently qualifies as performance-based compensation under IRS transition rules. The annual and medium term incentive plans and the Chief Executive
Officer's incentive are based on performance measures but do not qualify as performance-based under proposed tax regulations. At this time, it is not anticipated that any Company executive will receive any compensation in 1995 in excess of the limit. Therefore, during 1994, the Committee did not take action to comply with such limit.

                                                    RICHARD I. GALLAND, Chairman
                                                ROBERT ALPERT, GORDON E. FORWARD

                             SECTION 16 COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934 generally requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and 10% owners are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written transaction reports of its Directors and executive officers that no other reports were required to be filed during the 1994 fiscal year, all Section 16(a) filing requirements applicable to its Directors, executive officers and 10% owners were complied with, except that Ralph B. Rogers filed a late report covering the gift of shares of the Company's Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young were the Company's independent auditors for the last fiscal year and will continue to be for the current year. A representative of Ernst & Young will attend the Shareholders' Meeting; and although such representative does not intend to make a statement to the Shareholders, he will be available to respond to any relevant questions of the Shareholders.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report for the fiscal year ended May 31, 1994, is being mailed to each Shareholder of record along with the proxy material, but is not to be considered as a part of the proxy soliciting materials.

                           1995 SHAREHOLDER PROPOSALS

    Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders presently scheduled for October 17, 1995, must be received by the Secretary of the Company not later than May 1, 1995, to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    At the date of this Proxy Statement, the Board of Directors was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Meeting. If any other matters should come before the Meeting, the persons named in the accompanying proxy will have the discretionary authority to vote all proxies in accordance with their best judgment.

                                           By Order of the Board of Directors,
                                                     ROBERT C. MOORE
                                                        SECRETARY

                          FOR SHARES OF COMMON STOCK
                            TEXAS INDUSTRIES, INC.
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 18, 1994

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints ROBERT ALPERT, GERALD R. HEFFERNAN and ROBERT D. ROGERS, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side hereof, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of shareholders of Texas Industries, Inc. to be held on Tuesday, October 18, 1994 at 9:30 A.M. at The Ballpark in Arlington, 1000 Ballpark Way, Arlington, Texas.


         (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

                                                                    See Reverse
                                                                        Side

                                                                 /X/ PLEASE MARK
                                                                      YOUR VOTES
                                                                       AS THIS

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED

                 ------------
                    COMMON

- - - -------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1
- - - -------------------------------------------------------------------------------
Item 1 - Election of Directors (see reverse).

  FOR all nominees
(except as specified
       below)

        / /

    WITHHOLD AUTHORITY
to vote for all nominees
     listed at right

        / /

Gordon E. Forward and Ralph G. Rogers to serve in a class of directors with a term expiring 1997.

(Instruction: To withhold authority to vote for an individual nominee write that nominee's name on the space provided below.)

________________________________________________________________________________


Item 2 - To transact such other business that may properly come before the meeting.



This proxy when properly executed will be voted in the manner directed herein by the undersigned. In the absence of such instructions this proxy will be voted FOR the nominees listed in Item 1 and FOR the Proposal in Item 2.

- - - --------------------------------------------------------------------------------


Signature(s)_________________________________________   Dated:____________, 1994

(Sign exactly as name(s) appear above. If shares are held jointly each holder should sign. If signing for estate, trust or corporation, title or capacity should be stated.)

Please date, sign and return this Proxy in the enclosed business envelope.


                  FOR SHARES OF $5 CUMULATIVE PREFERRED STOCK
                             TEXAS INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 18, 1994
                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT ALPERT, GERALD R. HEFFERNAN and ROBERT
D. ROGERS, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side hereof, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of shareholders of Texas Industries, Inc. to be held on Tuesday, October 18, 1994 at 9:30 A.M. at The Ballpark in Arlington, 1000 Ballpark Way, Arlington, Texas.


         (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

                                                                    See Reverse
                                                                        Side

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'           -----  PLEASE MARK
RECOMMENDATIONS JUST SIGN BELOW; NO BOXES NEED               | X |  YOUR VOTES
TO BE CHECKED                                                -----  AS THIS


          -----------------------------
          $5 CUMULATIVE PREFERRED STOCK


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1

Item 1 - Election of Directors (see reverse).

  FOR all nominees         WITHHOLD AUTHORITY         Gordon E. Forward and
(except as specified    to vote for all nominees     Ralph B. Rogers to serve
       below)                listed at right          in a class of directors
       -----                    -----                with a term expiring 1997.
       |   |                    |   |
       -----                    -----

(Instruction: To withhold authority to vote for an individual nominee write that nominee's name on the space provided below.)

- - - -------------------------------------------------------------------------------

Item 2 - To transact such other business that may properly come before the meeting.


This proxy when properly executed will be voted in the manner directed herein by the undersigned. In the absence of such instructions this proxy will be voted FOR the nominees listed in Item 1 and FOR the Proposal in Item 2.





Signature(s)_________________________________________ Dated:____, 1994

(Sign exactly as name(s) appear above. If shares are held jointly each holder should sign. If signing for estate, trust or corporation, title or capacity should be stated.)
Please date, sign and return this Proxy in the enclosed business envelope.